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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT


Subsidiaries of Merkert American Corporation (upon consummation of the Combination):

   Merkert Enterprises, Inc., a Massachusetts corporation
   Rogers-American Company, Inc., a North Carolina corporation



Subsidiary of Merkert Enterprises, Inc:

   Merkert Laboratories, Inc., a Massachusetts corporation



Subsidiary of Rogers-American Company, Inc:

   Rogers-American Company of Florida, Inc., a North Carolina corporation